SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2010
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DENDREON CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	000-30681	22-3203193
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

3005 First Avenue
Seattle, Washington
98121
(Address of principal executive offices) (zip code)

(206) 256-4545
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 7, 2010, the Board of Directors (the “Board”) of Dendreon Corporation (the “Company”) approved a new offering under the Company’s 2000 Employee Stock Purchase Plan (“ESPP”), to commence January 1, 2011 (the "2011 Offering"). The 2011 Offering will be on the same terms as the current ESPP offering that commenced on January 1, 2009 and will expire on December 31, 2010, as described in Exhibit 10.6 filed with the Company’s Annual Report on Form 10-K for the year-ended December 31, 2008.

Also on December 7, 2010, the Board approved the adoption of new guidelines for compensation of its non-employee directors so that effective January 1, 2011, each non-employee director will receive an annual retainer of $60,000. In addition, the Chairman of the Board will continue to receive an additional $75,000 retainer per year, and the chairs of each of the Company’s Audit, Compensation and Corporate Governance Committees will receive additional retainers of $25,000, $20,000 and $10,000, respectively, per year. The members (who are not committee chairs) of the Company’s Audit Committee, Compensation Committee, and Corporate Governance Committees will receive annual committee membership retainers of $12,000, $10,000, and $5,000, respectively. Annual equity awards will also be granted to non-employee directors at a targeted value of $250,000, which will be composed of a 50/50 mix of stock options and vested shares. Under the 2009 Equity Incentive Plan, the Company determines the value of the grant to its non-employee directors of an option to purchase one share of Common Stock and grants of stock awards using the Black-Scholes-Merton valuation methodology and assumptions described in its financial statements to estimate the value of compensatory stock options and awards. All options granted to the Company’s non-employee directors are granted with an exercise price equal to the closing price of the Company’s Common Stock on the NASDAQ Global Market on the grant date. The Board also updated the Company’s director stock ownership guideline to a target of 3x the annual cash retainer (currently $60,000), with five years to achieve such guideline. The Company will continue to reimburse each of its directors for expenses incurred in connection with attending Board of Directors’ meetings and for their service as directors in accordance with the Company’s policy.

In addition, on December 7, 2010, the Board approved certain adjustments in compensation arrangements with respect to certain of the Company’s executive officers: Mitchell H. Gold, M.D., Chief Executive Officer and President; Hans E. Bishop, Executive Vice President and Chief Operating Officer; Mark W. Frohlich, M.D., Senior Vice President and Chief Medical Officer; Richard F. Hamm, Jr., Senior Vice President, General Counsel and Secretary; Gregory T. Schiffman, Senior Vice President and Chief Financial Officer and David L. Urdal, Ph.D., Senior Vice President and Chief Scientific Officer. The Board also adjusted the titles of each of Drs. Frohlich and Urdal and of Messrs. Hamm and Schiffman to Executive Vice President. Based upon survey data of the Company’s peer group provided by Mercer, the independent compensation consultant to the Compensation Committee of the Board, the Board approved an increase in base salary for 2011 as follows: for Dr. Gold $785,000; for Mr. Bishop $525,000; for Dr. Frohlich $430,000; for Mr. Hamm $430,000; for Mr. Schiffman $437,000 and for Dr. Urdal $441,000. The Board also approved a cash bonus for each based on 2010 performance. In addition, the Board approved equity awards with target values as follows: for Dr. Gold $4,000,000; for Mr. Bishop $2,000,000; for Dr. Frohlich $1,500,000; for Mr. Hamm $1,250,000; for Mr. Schiffman $1,500,000 and for Dr. Urdal $1,000,000. All such awards will be made pursuant to the Company’s 2009 Equity Incentive Plan and will consist of a 50/50 mix of stock options and restricted stock awards. The awards resulted in the grant of 107,066 options to Dr. Gold; 53,533 options to Mr. Bishop; 40,150 options to Dr. Frohlich; 33,458 options to Mr. Hamm; 40,150 options to Mr. Schiffman; and 26,767 options to Dr. Urdal. The restricted stock portion of each award (the remaining 50% value of such awards) is to be granted in January in accordance with Company policy on grants for executive officers. The Company determines the value of the grant of an option to purchase one share of Common Stock using the Black-Scholes-Merton valuation methodology and assumptions described in its financial statements to estimate the value of compensatory stock options. All options granted to the Company’s executive officers are granted with an exercise price equal to the closing price of the Company’s Common Stock on the NASDAQ Global Market on the grant date. In addition, the Board determined the target bonus percentage for 2011 for certain of its executive officers as follows: 100% for Dr. Gold, 65% for Mr. Bishop, and 50% for each of Drs. Frohlich and Urdal and Messrs. Hamm and Schiffman. The Board also granted performance-based restricted stock awards to certain of the Company’s executive officers, which vest only upon the achievement of certain financial-based performance targets for 2011, as follows: for Dr. Gold 35,000 shares; for Mr. Bishop 27,000 shares; and for each of Drs. Frohlich and Urdal and for Messrs. Hamm and Schiffman 10,000 shares.

On December 10, 2010, Dr. Gold adopted a pre-arranged trading plan (the “Plan”) designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s policy regarding insider stock trading transactions. Under Rule 10b5-1, directors, officers and other persons who are not at that time in possession of material non-public information may adopt a pre-arranged plan or contract for the sale of Company securities under specified conditions and at specified times. As sales are executed in the future under the Plan, they will be reported in accordance with federal securities laws.

The Plan provides for the sale of up to a total of 286,764 shares beneficially held by Dr. Gold over a period beginning March 3, 2011 and ending January 31, 2012. Shares will be sold under the Plan on the open market at prevailing market prices, subject to minimum price thresholds and other sale date requirements.

The Company does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors of the Company in the future, or to report any modifications or termination of any publicly announced plan or to report any plan adopted by an employee who is not an executive officer, except to the extent required by law.

Errata:  In the Company’s summary of the questions posed by the Medicare Evidence Development and Coverage Advisory Committee contained in its Current Report on Form 8-K filed on November 18, 2010, the first and the fourth questions, when summarized, appear almost identical.  A more fulsome summary of such questions follows:

The mean votes were as follows as related to treatment for patients with asymptomatic or minimally symptomatic metastatic castrate resistant prostate cancer (the “labeled indication”):

• •
3.7 that there is adequate evidence to determine whether or not PROVENGE significantly improves overall survival; and

3.6 that there is adequate evidence to conclude that PROVENGE significantly improves overall survival.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

	By:	/s/ Richard F. Hamm, Jr.
Richard F. Hamm, Jr.
Executive Vice President, General Counsel and Secretary
December 10, 2010